UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 8, 2008

ST. LAWRENCE ENERGY CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-23266

Delaware	38-3717938
(State of Incorporation)	(I.R.S. Employer Identification No.)

2370 Watson Court, Suite 110, Palo Alto, CA	94303
(Address Of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (650) 585-6686

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act   (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

St. Lawrence Energy Corp. (the “Company”) is filing this Current Report on Form 8-K/A to amend the disclosure contained in its Current Reports on Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission on August 7, 2008 and August 19, 2008, respectively.

The Forms 8-K and 8-K/A filed in August 2008 erroneously included Item 4.02 disclosure that should not have been included by the Company because the Company’s financial statements contained in the annual report on Form 10-KSB for the year ended December 31, 2007 filed on April 11, 2008 should be relied upon. The Form 10-KSB did not contain any financial information regarding the transactions referred to in the Company’s Form 8-K filed on January 14, 2008 with Item 1.01 disclosure, “Entry into a Material Definitive Agreement.” The transactions in the January 14, 2008 Form 8-K have not been consummated and the Company’s financial statements contained in the Form 10-KSB for the year ended December 31, 2007 were not effected by the January transactions.

No shares have been delivered to nor received by the Company in connection with the January 2008 transactions as disclosed in the January Form 8-K.

As the result of the above, the Company does not intend nor is it required to restate its financial statements contained in its Form 10-KSB for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

/s/ W. Benjamin Garst, Jr.
W. Benjamin Garst, Jr.
CEO and CFO

September 3, 2008